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FOR IMMEDIATE RELEASE


Zurich, August 9, 2001. Carrier 1 International S.A. (Neuer Markt:
CJN;NASDAQ:CONE) a leading European provider of end to end Internet, voice, bandwidth, data-centre and access solutions, will announce its second quarter results ended June 30, 2001 on August 14, 2001.

Following the release of the results on business wires, a conference call hosted by Stig Johansson, President and CEO and Alex Schmid, CFO will be webcast on the company's web site, WWW.CARRIER1.COM starting at 15:00 Central European Time (14:00 UK time and 9:00 US Eastern Time). Slides will be available to support the call. If you would like to attend the call please download Windows Media Player-TM- or Real Player-TM- in advance. A replay of the webcast will be available for 90 days.

FOR MEDIA AND INVESTOR INFORMATION, PLEASE CONTACT:


Nicole Blanchard

Carrier 1

Vice President, Corporate Communications

and Investor Relations

NICOLE.BLANCHARD@CARRIER1.COM


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Tel: +41 1 297 2605


Helene Baril

Carrier1

Director, Investor Relations

HELENE.BARIL@CARRIER1.COM

Tel: +41 1 297 2615


U.S. MEDIA PLEASE CONTACT: Michael Kassin at Stanton Crenshaw Communications,
Tel: 212-780-1900 (MKASSIN@STANTON-CRENSHAW.COM)